                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

         This Purchase and Sale Agreement ("Agreement") dated as of December 13,
2002, is by and among FLYING J OIL & GAS INC., a Utah  corporation  ("Flying
J")  and  BIG  WEST  OIL  &  GAS  INC.,  a Utah  corporation  ("Big  West"),
(collectively "Seller") and NPC Inc., a Colorado corporation ("Buyer"),  and ST.
MARY LAND  &  EXPLORATION  COMPANY,  a  Delaware  corporation  ("St.  Mary")
relative to the "Interests" (as hereinafter defined).

         In consideration of the mutual promises  contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby  acknowledged,  Buyer and Seller agree as follows:

                                   Article I
                                   ---------

                                PURCHASE AND SALE
                                -----------------

         1.01  Purchase  and Sale.  Seller  agrees to sell and  convey and Buyer
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agrees to purchase and pay for the Interests subject to the terms and conditions of this Agreement.

         1.02 Interests. All of Seller's right, title and interest in and to the
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following  (except  for the  "Excluded  Assets"  defined  below)  which shall be referred to as the "Interests":

              (a)  All of  Seller's  interests,  in and  to the  entire  estates created by the leases,  licenses,  permits  and other  agreements  described  in
Exhibit "A" (the "Leases") and the lands described in Exhibit "A" (the "Lands"),
and  including  any  overriding  royalty   interests,   mineral  fee  interests,
reversionary  interests,  production  payments,  net profits interests,  and any other  interests  Seller  may own in or  affecting  the  oil  and  gas  minerals underlying the Lands, and including all of Seller's  interests in and to its oil and gas assets whether correctly described herein unless  specifically  included within the Excluded Assets, together with (i) all rights,  privileges,  benefits and powers conferred upon Seller as the holder of the Leases with respect to the use and occupation of the surface of the Lands that may be necessary, convenient or incidental to the possession and enjoyment of the Leases,  (ii) all rights in respect of any pooled, communitized,  or unitized acreage located in whole or in part within the Lands by virtue of the Leases,  including  rights to  production from the pool,  communitized  area, or unit  allocated to any Lease being a part thereof,  regardless  of whether such  production  is from the Lands,  (iii) all rights,  options,  titles and interests of Seller  granting  Seller the right to obtain,  or otherwise earn interests within the Lands no matter how earned,  and
(iv) all  tenements,  hereditaments  and  appurtenances  belonging to any of the foregoing;

              (b)  The  undivided  interests  in and to all of the  oil  and gas wells,  saltwater  disposal wells and injection wells (the "Wells") as set forth in Exhibit  "A-1"  together  with all  hydrocarbons  produced from the Wells and
Leases  together  with any tight sands tax  credits  associated  therewith,  gas balancing positions, and all of the personal property, fixtures and improvements now or as of the Effective Time (as defined in Section 1.04 below) on the Lands, appurtenant  thereto or used in  connection  therewith  or with the  production, gathering, storing, measuring, treating, operating,  maintaining,  marketing, or transportation  of production  from the Wells,  Lands or Leases or lands pooled, communitized or unitized therewith,  including all surface or downhole equipment and personal  property  associated  with the Wells or situated  upon the Leases, together  with all such surface and downhole  equipment,  fixtures and inventory and personal  property and equipment,  if any, not  physically  located upon the
Leases,  but used,  or  intended  for use,  in  connection  with the Leases (the
"Equipment") and specifically  including the Sidney,  Montana,  field office and with any other field office or yard associated with the Leases together with all real and personal property  comprising or associated with all such field offices and yards;

              (c)  The  contracts  and  contractual   rights,   obligations  and
interests,  including  all  farmout  agreements,  farmin  agreements,   drilling
contracts, operating agreements, sales contracts, saltwater disposal agreements, division  orders and  transfer  orders,  hedges,  swaps and collars  relating to production by Seller and other contracts or agreements covering or affecting any or all of the Wells, Leases and/or Lands (the "Contracts");

              (d) The easements,  licenses,  authorizations,  permits, rights of way,  servitudes,  surface  leases,  the building lease for any field office and similar  rights and  interests  applicable  to the ownership or operation of the
Wells;

              (e) All of  Seller's  right,  title and  interest  in and to those gathering  pipeline  systems  commencing at or near each Well  connected to each subsystem and lying upstream of the  interconnects  with other pipeline systems, all as  designated  and  depicted on Exhibit  "A-2"  hereto (the "Gas  Gathering
Systems")  together with all of Seller's right, title and interest in and to (1)
all easements,  rights-of-way,  licenses, permits and other agreements necessary or incidental to the ownership,  maintenance  and operation of the Gas Gathering
Systems; (2) all other agreements,  permits, licenses,  contracts,  property and rights incident or appurtenant to Gas Gathering Systems;  and (3) all pipelines,
gathering  lines,  meters,   meter  runs,  drips,  taps,  valves,   compressors,
generators,  dehydrators, building, facilities,  telecommunication equipment and other personal property (including,  without limitation,  any inventory) used to receive gas into a Gas Gathering  System and to transport and redeliver the same out of such system at the interconnection points depicted on Exhibit "A-2".

              (f) Insofar as such  pertain to the Leases,  Lands,  Wells and the other equipment,  personal property,  Contracts, Gas Gathering Systems and other matters described herein, all books,  records,  reports,  manuals,  files, title
documents,  including  correspondence,   records  of  production,   maintenance,
revenue,  sales,  expenses,  warranties,  lease files,  land files,  well files, division order files, abstracts, title opinions, assignments, reports, and other written material relating to the Interests and in Seller's possession, including without limitation,  property records,  contract files, operations files, copies of tax and  accounting  records (but  excluding  Federal  income tax returns and records) and files, maps, core data, hydrocarbon analyses,  well logs, mud logs, field studies, together with other files, contracts, and other records and data, including all geologic and geophysical  data and seismic data of Seller relating to the Interests, whether maintained in paper or electronic form(the "Records");
however,  Seller  shall  have  no  obligation  to  furnish  Buyer  any  data  or information  which  Seller  cannot  provide  to Buyer  because  of  third  party restrictions.

         1.03 Excluded Assets. As used herein,  "Excluded Assets" means, (a) all
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trade credits and all accounts,  instruments  and general  intangibles  (as such terms are  defined in the Utah  Uniform  Commercial  Code)  attributable  to the
Interests  with respect to any period of time prior to the Effective  Time;  (b)
all  claims  and  causes of action of Seller  (i) except as set forth in Section
5.09,  arising from acts,  omissions or events,  or damage to or  destruction of property,  occurring  prior to the  Effective  Time,  (ii) arising under or with respect to any Contracts that are  attributable  to periods of time prior to the
Effective Time  (including  claims for  adjustments  or refunds),  or (iii) with respect to any of the Excluded  Assets;  (c) all rights and  interests of Seller
(i) under any policy or  agreement of  insurance  or  indemnity,  (ii) under any bond, or (iii) to any insurance or condemnation  proceeds or awards arising,  in each  case,  from acts,  omissions  or events,  or damage to or  destruction  of property,  occurring prior to the Effective Time; (d) all substances produced or sold  from the  Lands  and  Leases  with  respect  to all  periods  prior to the
Effective  Time,  together  with all proceeds  from or of such  substances;  (e)
claims of Seller  for  refunds  of or loss carry  forwards  with  respect to (i)
production or any other taxes  attributable to any period prior to the Effective
Time,  (ii) income or franchise  taxes,  or (iii) any taxes  attributable to the
Excluded  Assets;  (f) all  amounts due or payable to Seller as  adjustments  to insurance premiums related to the Interests with respect to any periods prior to the Effective  Time;  (g) all proceeds,  income or revenues (and any security or other deposits made)  attributable  to (i) the Interests for any period prior to the Effective Time, or (ii) any Excluded Assets;  (h) all personal computers and associated  peripherals and all radio and telephone  equipment except that which is located on the Wells;  (i) all of  Seller's  proprietary  computer  software,
patents,  trade  secrets,   copyrights,   names,  trademarks,  logos  and  other
intellectual  property;  (j) all documents and instruments of Seller that may be protected by an attorney-client  privilege; (k) data that cannot be disclosed or assigned to Buyer as a result of  confidentiality  arrangements under agreements with persons  unaffiliated  with Seller;  (l) all audit rights arising under any
Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets;  and, (m) Seller's  interests in and to the Uinta
Basin,  White River Dome and Powder River Basin Coalbed  Methane  properties and the Rife's Rim Field all as described on Exhibit A-3; and (n) that certain field office of Seller located in Ballard, Utah.

         1.04 Effective  Time.  The purchase and sale of the Interests  shall be
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effective for all purposes as of November 1, 2002, at 12:01 a.m.,  local time at the location of the Interests (the "Effective Time").

                                   Article II
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                                 PURCHASE PRICE
                                 --------------

         2.01 Purchase  Price.  The purchase  price for the  Interests  shall be
              ---------------
$85,000,000.00  (the  "Purchase  Price"),   which  shall  be  adjusted  only  in
accordance with the provisions of Article V. In addition, the parties shall make the  adjustments  described  in  Section  2.02  below at and  after  Closing  in accordance with the terms hereof,  which  adjustments  shall be netted on a cash basis and paid as provided in this  Agreement.  The Purchase Price shall be paid by Buyer to Seller at Closing in the form of shares of common stock of St. Mary, the  "grandparent"  of  Buyer.  These  shares of  common  stock are  hereinafter referred to as the "St.  Mary Stock."  Assuming an  unadjusted  Purchase  Price,
Seller,  in the  proportions  requested by Seller as to each party  constituting
Seller,  shall have issued to Seller the total of  3,400,000  shares of St. Mary
Stock.  The number of shares of St.  Mary  Stock  shall be  proportionately  and appropriately  adjusted  in  the  event  of any  stock  split,  stock  dividend, recapitalization,  reclassification, or any similar capital stock restructure by
St. Mary occurring  prior to Closing.  Additionally,  to the extent the Purchase
Price is adjusted either upward or downward in accordance with the provisions of
Article V hereof,  the number of shares of St. Mary Stock to be issued to Seller shall  likewise be adjusted  proportionately  based on this  original  number of shares and the unadjusted Purchase Price.

         2.02  Adjustments  to  Purchase  Price.  The  parties  shall  make  the
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following  monetary  adjustments  in cash to account for the  various  financial matters  that will  arise  regarding  the  Interests  both  before and after the
Effective Time as follows:

              (a) The following shall be paid to Seller:

                  (i) The value of all oil and gas in storage or in pipelines or the tanks and above the pipeline connection or upstream of the sales meter as of the  Effective  Time which is  credited to the  Interests,  such value to be the market value or, if applicable, the contract price in effect as of the Effective
Time, less taxes and deductions by the purchaser; provided however, Seller shall remain  responsible  for the  payment  of any taxes on this  production  and all royalty,  overriding royalty,  and other non-cost bearing burdens affecting this production;

                  (ii)  The  amount  of  all   verifiable   expenditures   under
applicable operating agreements or other similar arrangements or agreements and, in the absence of such agreements,  such expenses of the sort customarily billed thereunder,  paid by Seller in  connection  with the  Interests  for the  period subsequent to the Effective Time;

                  (iii) An amount equal to all prepaid expenses  attributable to the  Interests  that are paid by Seller or any  affiliate of Seller prior to the
Closing Date that inure to the benefit of Buyer and that are, in accordance with generally accepted accounting  principles,  attributable to the period after the
Effective Time,  including  without  limitation,  prepaid ad valorem,  property, production,  severance and similar taxes (but not including  income taxes) based upon or measured by the ownership of property or the production of  hydrocarbons or the  receipt of proceeds  therefrom;  provided  however,  that ad valorem and similar  taxes shall be  considered  assessed  for the period for which they are stated to be  assessed,  even if such  taxes are  calculated  from or based upon production or other activities occurring in prior periods;

                  (iv) An amount equal to $1.00 per MCF of the underproduced gas imbalance with respect to any gas production,  pipeline,  storage, processing or other gas imbalance attributable to the Interests as of the Effective Time; and,

                  (v) Any other amount agreed upon by Seller and Buyer.

              (b) The following shall be paid to Buyer:

                  (i) The value of proceeds  received by Seller from the sale of oil, gas or other  hydrocarbons  attributable  to the  Interests and relating to production after the Effective Time, less all applicable taxes not reimbursed to
Seller by a purchaser;  and less all royalties,  overriding  royalties and other non-cost bearing burdens affecting this production;

                  (ii) An  amount  equal to all  unpaid  ad  valorem,  property, production,  severance  and similar  taxes and  assessments  (but not  including income  taxes)  based upon or  measured  by the  ownership  of  property  or the production of hydrocarbons or the receipt of proceeds  therefrom accruing to the
Interests prior to the Effective  Time;  provided  however,  that ad valorem and similar  taxes shall be  considered  assessed  for the period for which they are stated to be  assessed,  even if such  taxes are  calculated  from or based upon production or other activities occurring in prior periods;

                  (iii) The amount of all authorized and verifiable expenditures paid by Buyer  for work  actually  done and  performed  in  connection  with the
Interests for the period prior to the Effective Time;

                  (iv) An amount equal to $1.00 per MCF of the  overproduced gas imbalance with respect to any gas production,  pipeline,  storage, processing or other gas imbalance attributable to the Interests as of the Effective Time; and,

                  (v) Any other amount agreed upon by Seller and Buyer.

         2.03  Allocation  of  Purchase  Price.  The  Purchase  Price  shall  be
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allocated  ("Allocated  Value") among the Interests  including the  specifically identified proved undeveloped  locations and behind pipe intervals,  the hedges, collars and swaps and other  specifically  identified  items all as set forth in
Exhibit "B" hereto and which has been approved by Seller.

                                  Article III
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.01  Representations and Warranties of Seller.  Seller, each as to its
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individual ownership position in the Interests, represents and warrants to Buyer as follows:

              (a)  Flying J and Big West  are each a Utah  corporation,  each is duly  organized,  validly  existing and in good  standing  under the laws of its state of  organization,  and each is duly  qualified to carry on its business in each of the states  identified in Exhibit "A". Flying J is the sole  shareholder of Big West.

              (b) Seller has the  requisite  power and authority to carry on its business  as  presently  conducted,  to enter into this  Agreement,  to sell the
Interests  on  the  terms  described  in  this  Agreement  and  to  perform  its
obligations   under  this  Agreement.   The  consummation  of  the  transactions
contemplated  by this Agreement  will not violate,  nor be in conflict with, any provision of Seller's  governing  documents,  or any  agreement or instrument to which Seller is a party or is bound, or any judgment,  decree,  order,  statute, rule or regulation applicable to Seller.

              (c) The execution,  delivery and performance of this Agreement and the transactions  contemplated  hereby have been duly and validly  authorized by all  requisite  action on the part of Seller,  including  but not limited to the approval of this Agreement and the transactions contemplated thereby by Flying J as the sole shareholder of Big West.

              (d) This  Agreement has been duly executed and delivered on behalf of Seller,  and at the Closing all documents and instruments  required hereunder to be  executed  and  delivered  by Seller  shall  have been duly  executed  and delivered.  This  Agreement  does,  and such  documents and  instruments  shall, constitute legal and valid obligations of Seller fully enforceable in accordance with its terms.

              (e) Seller has incurred no liability, contingent or otherwise, for brokers' or finders'  fees  relating to the  transactions  contemplated  by this
Agreement for which Buyer or St. Mary shall have any responsibility whatsoever.

              (f) To the best of Seller's knowledge,  no claim, demand,  filing,
hearing,   notice  of   violation,   proceeding,   notice   or  demand   letter,
investigation,  administrative proceeding, civil, criminal or other action, suit or other legal  proceeding is pending or threatened  against Seller relating to, resulting  from or affecting  the ownership or operation of the  Interests.

              (g) Subject to the provisions of this paragraph and to the best of
Seller's knowledge,  (i) the production and expense data heretofore furnished or caused  to be  furnished  by  Seller  to  Buyer  (the  "Information"),  and  any
supplement thereto,  was complete and correct in all material respects as of the date of such delivery, and (ii) the Information,  as of its respective dates and of the respective dates of its delivery, did not contain a material misstatement of fact regarding the matters described herein and did not omit to state therein a material fact  necessary to make the  statements  therein not  misleading,  in light of the  circumstances  under which they were made.  Except as set forth in this  Section  3.01 (g) or elsewhere in this  Agreement,  no  representation  or warranty of any kind is made by Seller as to the  Information or with respect to the Interests to which the Information  relates and Buyer expressly  agrees that any  conclusions  drawn  therefrom  shall be the  result of its own  independent review and judgment. The representations contained in this paragraph shall apply only to  matters  of  fact,  and  shall  not  apply  to any  information,  data, printouts, extrapolations,  projections, documentation, maps, graphs, charts, or tables which reflect, depict, present, portray, or represent, or which are based upon or derived from,  in whole or in part,  interpretation  of the  Information including, but not limited to, matters of geological, geophysical,  engineering, or  scientific  interpretation,  except  that  with  respect  to  the  foregoing materials  described  in this  sentence  Seller  represents  that they have been prepared in good faith utilizing  assumptions and other bases which Seller deems to be reasonable.

              (h) The Interests are subject to a mortgage and lien in favor of a syndicate of lenders represented by Bank One, NA as Agent pursuant to the Credit
Agreement  among Flying J Oil and Gas Inc. and Big West Oil &  Gas Inc.,  as
Borrowers and Bank One, NA and the  Institutions  named in such Credit Agreement dated March 15, 2002. The mortgage and lien under this Credit Agreement shall be released at Closing. Except as provided in this Section 3.01(h), the transfer of the Interests to Buyer does not violate any covenants or restrictions imposed on
Seller by any bank or other financial  institution in connection with a mortgage or other instrument, and will not result in the creation or imposition of a lien on any portion of the Interests.

              (i)  Except as  disclosed  by Seller  in  writing,  to the best of
Seller's  knowledge,  it is in  compliance  with all laws,  rules,  regulations, ordinances,  codes, orders, licenses,  concessions and permits pertaining to the
Interests.

              (j) To the best of  Seller's  knowledge,  Seller has all  material governmental  licenses and permits and has properly  made all material  filings, necessary or appropriate to obtain those licenses and permits to own and operate the  Interests,  and such  licenses,  permits  and filings are in full force and effect,  and no  material  violations  exist in  respect  of any such  licenses, permits  or  filings,  no  proceeding  is  pending  or to the  best of  Seller's knowledge is threatened looking toward the challenging, revocation or limitation of any such licenses, permits or filings.

              (k) To the best of Seller's  knowledge,  (i) the material terms of all Leases, operating agreements, production sales contracts, farmout agreements and other  contracts or agreements  respecting the Interests can be found either of record in the counties in which the Interests are located or are reflected or referenced in Seller's files, and (ii) the Contracts are currently in full force and effect in accordance with their applicable terms.

              (l) To the best of  Seller's  knowledge,  Seller has  received  no notice of termination of any of the Leases.

              (m)  Seller  is not (i)  obligated  by  virtue  of any  prepayment arrangement under any contract for the sale of hydrocarbons,  including "take or pay" obligation,  hedging or forward sale agreements, or similar provisions or a production  payment or any other  arrangement to deliver  hydrocarbons  from the
Interests at some future time without then or thereafter  receiving full payment therefor,  (ii) subject to any production sales  agreements  currently in effect that cannot be terminated with sixty (60) days prior written  notice,  and (iii)
subject to any calls on production affecting the Interests.

              (n) To the best of  Seller's  knowledge,  information,  and belief there are no surface use or access agreements currently in force and effect that would materially interfere with oil and gas operations on the Leases.

              (o)  Except  as  disclosed  on  Schedule  3.01(o),  to the best of
Seller's  knowledge,  none of the Wells  included  within the Interests has been represented by its operator,  either in a pending AFE or other written  proposal to other well participants, as being in need of being plugged and abandoned.

              (p)  Subject  to  the  provisions  of  Sections  2.02(a)(iii)  and
2.02(b)(ii),  to the  best of  Seller's  knowledge,  all ad  valorem,  property, production,  severance and similar taxes and assessments based on or measured by the ownership of property or the  production of  hydrocarbons  or the receipt of proceeds  therefrom  with respect to the  Interests for all periods prior to the
Effective Time have been properly paid and all such taxes and assessments  which must be paid prior to the Closing shall have been properly paid by Seller.

              (q)  Seller has  provided  to Buyer the  hedging,  swap and collar contracts currently in force and effect regarding the Interests.

              (r) With regard to the hedges,  swaps and collars  included in the
Interests,  there  are no  material  terms  or  conditions  that  have  not been furnished to Buyer for its review prior to the execution of this Agreement.

              (s) There are no gas  imbalances  affecting the  Interests  beyond those set forth on the attached Schedule 3.01(s).

              (t) Subject to the provisions of the Registration Rights Agreement set forth in Exhibit F, Seller, and each of them, is an "accredited investor" as defined under  Regulation D  promulgated  under the  Securities  Act of 1933, as amended (the "Act"),  and is acquiring the St. Mary Stock for its own respective account,  and not with a view to, or for offer of resale in  connection  with, a distribution  thereof  within  the  meaning  of the  Act and  any  other  rules, regulations or laws, whether state or federal, pertaining to the distribution of securities.

         3.02 Representations  and  Warranties of  Buyer. Buyer  represents  and
              ------------------------------------------
warrants to Seller as follows:

              (a)  Buyer  is a  Colorado  corporation  duly  organized,  validly existing and in good standing under the laws of its state of organization and is or will be at Closing  duly  qualified  to carry on its  business in each of the states identified in Exhibit "A".

              (b) Buyer has all  requisite  power and  authority to carry on its business as presently conducted,  to enter into this Agreement,  to purchase the
Interests  on the terms  described  in this  Agreement  and to perform its other
obligations   under  this  Agreement.   The  consummation  of  the  transactions
contemplated  by this  Agreement  will not violate,  or be in conflict with, any provision of Buyer's  governing  documents,  or any  agreement or  instrument to which Buyer is a party or is bound,  or any judgment,  decree,  order,  statute, rule or regulation applicable to Buyer.

              (c) The execution,  delivery and performance of this Agreement and the transactions  contemplated  hereby have been duly and validly  authorized by all requisite action on the part of Buyer.

              (d) This  Agreement has been duly executed and delivered on behalf of Buyer, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and  delivered.
This Agreement does, and such documents and instruments shall,  constitute legal and valid obligations of Buyer fully enforceable in accordance with their terms.

              (e) Buyer has incurred no liability,  contingent or otherwise, for brokers' or finders'  fees  relating to the  transactions  contemplated  by this
Agreement for which Seller shall have any responsibility whatsoever.

              (f) In entering  into this  Agreement,  Buyer has relied solely on the express  representations  and  covenants  of Seller in this  Agreement,  its independent  investigation  of, and judgment  with respect to, the Interests and the  advice  of  its  own  legal,  tax,  economic,  environmental,  engineering, geological and geophysical advisors and not on any comments or statements of any representatives  of,  or  consultants  or  advisors  engaged  by  Seller  or its representatives.

              (g)  Buyer  is  an  experienced  and  knowledgeable  investor  and operator in the oil and gas  business.  Buyer is acquiring the Interests for its own account and not with a view to, or for offer of resale in connection with, a distribution  thereof  within the  meaning  of the  Securities  Act of 1933,  as amended,  and any other rules,  regulations and laws,  whether state or federal, pertaining to the distribution of securities.

         3.03     Representations and Warranties of St. Mary.
                  ------------------------------------------

              (a) St. Mary is a Delaware  corporation  duly  organized,  validly existing and in good standing under the laws of its state of organization.

              (b) St. Mary has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its
obligations   under  this  Agreement.   The  consummation  of  the  transactions
contemplated  by this  Agreement  will not violate,  or be in conflict with, any provision of St. Mary's governing  documents,  or any agreement or instrument to which St. Mary is a party or is bound, or any judgment,  decree, order, statute, rule or regulation applicable to St. Mary.

              (c) The execution,  delivery and performance of this Agreement and the transactions  contemplated  hereby have been duly and validly  authorized by all requisite action on the part of St. Mary.

              (d) This  Agreement has been duly executed and delivered on behalf of St. Mary, and at the Closing all documents and instruments required hereunder to be  executed  and  delivered  by St. Mary shall have been duly  executed  and delivered.  This  Agreement  does,  and such  documents and  instruments  shall, constitute  legal  and  valid  obligations  of St.  Mary  fully  enforceable  in accordance with their terms.

              (e) At Closing the St. Mary Stock will have been duly  authorized, validly issued and will be fully paid and  non-assessable and free of preemptive rights.

              (f) St. Mary has incurred no  liability,  contingent or otherwise, for brokers' or finders' fees relating to the transactions  contemplated by this
Agreement for which either Seller shall have any responsibility whatsoever.

              (g) St. Mary has filed all  required  reports,  schedules,  forms, statements  and other  documents  required to be filed with the  Securities  and
Exchange Commission ("SEC")  (collectively,  including all exhibits thereto, the
"St. Mary SEC Reports"). No direct or indirect subsidiary of St. Mary, including
Buyer, is required to file any form, report or other document with the SEC. None of the St. Mary SEC Reports,  as of their  respective  dates (and, if amended or superceded by filings prior to the date of this  Agreement or the Closing,  then on the date of such filing),  contained any untrue  statement of a material fact or omitted  to state a  material  fact to be  required  to be stated  therein or necessary to make the statements  therein,  in light of the circumstances  under which  they  were  made,  not  misleading.  Each  of  the  financial  statements
(including  the related  notes)  included  in the St. Mary SEC Reports  presents thoroughly,  in all material respects,  the consolidated  financial position and consolidated results of operations and cash flows of St. Mary and its direct and indirect  subsidiaries as of the respective dates or for the respective  periods set forth therein,  all in accordance with GAAP consistently  applied during the periods  involved  except as otherwise  noted therein.  All of such St. Mary SEC
Reports,  as of their  respective  dates (and as of the date of any amendment to the respective St. Mary SEC Report),  comply as to form in all material respects with  the  applicable  requirements  of the  Securities  Act  of  1933  and  the
Securities  Exchange  Act of 1934,  as  amended,  and the rules and  regulations promulgated thereunder.

              (h) Since  September  30,  2002,  there has not been any  material adverse change in, or event or condition which has had a material adverse effect on, the condition (financial or otherwise),  properties,  assets, liabilities of
St.  Mary  (other  than any change or  circumstance  relating  to the economy or securities markets in general or to the oil and gas industry in general).

              (i) St. Mary has not caused any  material act or omission to occur which  (i)  is  improper  under  the  laws,  regulations,  or  accounting  rules applicable  to St. Mary and (ii) has  resulted or would be likely to result when discovered in a material  decline in the average  trading price for the publicly traded shares of St. Mary common stock.

              (j) At Closing  the St.  Mary Stock shall be free and clear of all
liens,  security  interests,   options,   rights  of  first  refusal  and  other
encumbrances of every nature whatsoever, excepting however, the stock pledge and the call option  granted to St. Mary,  and the share  transfer  restriction  and standstill  agreement  obligation of Seller pursuant to the exhibits attached to this Agreement.

              (k)  Buyer  is  a  wholly-owned   subsidiary  of  Nance  Petroleum
Corporation which is a wholly-owned subsidiary of St. Mary.

                                   Article IV
                                   ----------

                                    COVENANTS
                                    ---------

         4.01 Covenants of Seller.  Seller  covenants and agrees with Buyer that
              -------------------
from the date hereof to the Closing Date, except (i) as provided herein, (ii) as required by any obligation,  agreement,  lease, contract or instrument affecting the Interests,  or (iii) as otherwise  consented to in writing by Buyer,  Seller shall:

              (a) Give Buyer and its representatives access to, and the right to copy, at Buyer's  expense,  all  information in its  possession  relating to the
Interests unless  specifically  precluded by a third party agreement which shall include, without limitation,  title opinions,  abstracts of title, land records, accounting records, production records, operating expense records,  engineering, geological and geophysical data,  development  plans and permits,  and any other information  of whatsoever  kind relating to the production and operation of the
Interests.  All such information shall be open to inspection and photocopying at
Seller's offices at any reasonable time during the term of this Agreement. Prior
to  Closing,   all  such  information  shall  remain  subject  to  the  existing
Confidentiality  Agreements  dated May 20, 2002,  and December 13, 2002,  by and between  parties hereto or their  affiliates,  which  agreements  will also bind
Buyer as though it were an original signatory thereto.

              (b) Prior to the Closing, Seller shall continue to operate its oil and gas  business in the  ordinary  course and  generally  consistent  with past practice,  and Seller shall give Buyer  prompt  notice of what it believes to be any  material  occurrence  in its  business.  From  and  after  the date of this
Agreement,  Seller shall not, except as set forth in Schedule  4.01(b)  attached hereto,  (i) enter into any new  agreements or  commitments  with respect to the
Interests  which terms would extend beyond the Closing,  (ii) conduct any single or related series of capital or workover  projects with respect to the Interests with a total cost in excess of $100,000,  (iii)  abandon any Well located on the
Leases nor  release or abandon  all or any  portion of any of the  Leases,  (iv)
modify or terminate any of the existing  agreements  and (v)  encumber,  sell or otherwise  dispose of any of the Interests other than personal  property that is replaced by equivalent  property and production  sold in the ordinary  course of business  and  which is  accounted  for  hereunder  or  consumed  in the  normal operation of the Interests.

              (c)  Take  or  cause  to be  taken  all  such  actions  as  may be reasonably  necessary or advisable to consummate  and make effective the sale of the Interests and the transactions  contemplated by this Agreement and to assure that as of the Closing  Date it will not be under any  material  organizational, legal or  contractual  restriction  that  would  prohibit  or delay  the  timely consummation of such transactions.

              (d) Promptly notify Buyer (i) if any representation or warranty of
Seller  contained in this  Agreement is discovered to be or becomes  untrue,  or
(ii) if  Seller  fails to  perform  or comply  with any  covenant  or  agreement contained in this Agreement or it is reasonably  anticipated that Seller will be unable to perform or comply with any  covenant or  agreement  contained  in this
Agreement.

              (e) Keep and maintain  all  policies of insurance  relating to the
Interests in full force and effect through Closing.

              (f) Cooperate  with Buyer in the  notification  of all  applicable governmental regulatory authorities of the transactions  contemplated hereby and cooperate  with Buyer in obtaining  the issuance by each such  authority of such permits,  licenses and  authorizations  as may be necessary for Buyer to own and
operate  the  Interests   following  the   consummation   of  the   transactions
contemplated by this Agreement.

              (g)  Exercise  all due  diligence  in  safe-guarding  and securely maintaining all engineering,  geological and geophysical data, reports and maps, all other  confidential  information,  in any medium or form whatsoever,  in the possession of Seller relating to the Interests.

              (h) Promptly  notify Buyer if any material  adverse  change occurs with respect to the Interests.

              (i)  Immediately  cease and cause to be  terminated  all  existing discussions  and  negotiations,  if any such exist,  with any parties  conducted heretofore  with respect to any  Acquisition  Proposal.  As used in this Section
4.01(i),  "Acquisition  Proposal"  means any tender offer or exchange offer by a non-affiliated  third party for fifty percent or more of the outstanding  shares of  common  stock  either or both of the  parties  constituting  Seller,  or any proposal or offer by a non-affiliated  third party for a merger,  consolidation, amalgamation or other business  combination  involving either party constituting
Seller,  or  any  equity  securities  (or  securities  convertible  into  equity securities) of either party  constituting  Seller, or any proposal or offer by a non-affiliated  third party to acquire in any manner a fifty  percent or greater equity or beneficial  interest in, or a material  portion of the assets or value of either party  constituting  Seller,  other than pursuant to the  transactions contemplated by this Agreement.  Unless and until this Agreement shall have been terminated,  the  parties  constituting  Seller  shall not  permit  any of their respective officers,  directors,  employees, agents, financial advisors, counsel or other representatives  (collectively,  the "Representatives") to, directly or indirectly  (i)  solicit,  initiate  or take  any  action  with  the  intent  of facilitating  the making of, any offer or proposal that  constitutes  or that is reasonably likely to lead to any Acquisition  Proposal,  (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, or (iii) furnish to any person or business  entity (other than St. Mary,  Buyer, or any affiliate or Representative of Seller) any nonpublic information or nonpublic data outside the ordinary course of conducting  Seller's business.  Seller shall notify Buyer of any such inquiries, offers or proposals (including the identity of the person or entity making any inquiry,  offer or proposal) as promptly as possible and in any event within  twenty four hours after receipt  thereof or the  occurrence of such events, as appropriate.

              (j)  Subject to the  provisions  of Section  2.02(a)(iii),  Seller shall pay all ad valorem, property, production,  severance and similar taxes and assessments with respect to the Interests for all periods prior to the Effective
Time.

              (k) Seller shall retain and discharge all of its  liabilities  and obligations  accruing  prior to Closing  other than  those  associated  with the operation and  maintenance  of the Interests in the ordinary  course of business and incurred from the Effective Time until Closing,  unless such liabilities and obligations  are otherwise  specifically  attributed to Buyer in accordance with the terms of this Agreement.

              (l)   Seller   shall   grant   Buyer,   or   Buyer's    authorized
representatives,  at all  reasonable  times prior to Closing  and upon  adequate notice to Seller, physical access to the Interests for the purpose of inspecting same insofar as Seller is the operator  for such  portion of the  Interests.  If
Seller is not the  operator of the  affected  portion of the  Interests,  Seller
shall  make  a  good  faith  effort  to  give  Buyer,   or  Buyer's   authorized
representatives,  at all  reasonable  times before  Closing,  and upon  adequate notice to  Seller,  physical  access to such  portion of the  Interests  for the purpose  of  inspecting  the  same.  Where  Seller  is not the  operator,  Buyer recognizes  that  Seller's  ability  to  obtain  access to such  portion  of the
Interests  and the  manner  and  extent of such  access is subject to the rules, regulations and conditions of such third party operators. Buyer agrees to comply fully  with the  rules,  regulations  and  instructions  issued by Seller or the operator  of such  property  where  Seller is not the  operator,  regarding  the actions of Buyer while upon, entering or leaving the Interests.

         4.02  Covenants  of Buyer  and St.  Mary.  Buyer,  and St.  Mary  where
               ----------------------------------
specifically so identified,  each covenants and agrees with Seller that from the date  hereof to the Closing  Date,  except (i) as  provided  herein,  or (ii) as otherwise  consented to in writing by Seller,  Buyer,  and as  appropriate,  St.
Mary, shall:

              (a) Take or cause to be taken all such actions as may be necessary or advisable to consummate  and make effective the purchase of the Interests and the  transactions  contemplated  by this  Agreement and to assure that as of the
Closing  Date it  will  not be  under  any  material  organizational,  legal  or contractual  restriction that would prohibit or delay the timely consummation of such transactions.

              (b)  Cause  all  the   representations  and  warranties  of  Buyer
contained  in this  Agreement  to be true and  correct on and as of the  Closing
Date.

              (c) Promptly notify Seller (i) if any  representation  or warranty of Buyer contained in this Agreement is discovered to be or becomes  untrue,  or
(ii) if  Buyer  fails to  perform  or  comply  with any  covenant  or  agreement contained in this Agreement or it is reasonably  anticipated  that Buyer will be unable to perform or comply with any  covenant or  agreement  contained  in this
Agreement.

              (d)  St.   Mary   shall,   subject  to  the   provisions   of  the
Confidentiality  Agreement between St. Mary and Seller, provide Seller with full access  at  all  reasonable  times  to  its  assets,  liabilities,  records  and employees,  and shall provide such other  information  as Seller may  reasonably request in order for Seller to have the  opportunity  to confirm the accuracy of the representations and warranties of St. Mary as contained herein.

              (e) St. Mary shall  maintain  its books,  records  and  accounting practices in accordance with generally accepted accounting  principles,  and all applicable  laws,  rules,  orders,  regulations and directives of any applicable federal and/or state governing body or regulatory authority. St. Mary shall file in a timely manner all certifications, reports, forms, schedules, statements and other  documents  required  by the  SEC,  New York  Stock  Exchange,  and  other applicable regulatory authorities.

              (f) St. Mary shall obtain any necessary authorizations,  approvals or consents from any governmental,  regulatory agency or any securities exchange necessary for the execution, delivery or performance of this Agreement.

              (g) St. Mary shall  cause the Shares of St.  Mary Stock  issued to
Seller upon the Closing to be approved for listing  (subject to official  notice of issuance) on the New York Stock Exchange.

              (h) Prior to the  Closing,  Buyer will  satisfy  all  bonding  and regulatory  requirements  of all state and federal  governmental  authorities so that  Buyer  is  qualified  to  own  the  Interests.  The  consummation  of  the transactions  contemplated  hereby will not cause Buyer to be disqualified as an owner of state or federal oil, gas and mineral leases,  or to exceed any acreage limitation imposed by any law, statute, rule or regulation.

                                   Article V
                                   ---------

                      TITLE MATTERS, ENVIRONMENTAL MATTERS,
                      -------------------------------------
                          CASUALTY LOSS AND ABANDONMENT
                          -----------------------------

         5.01 Seller's Title.  Seller represents to Buyer that Seller's title to
              --------------
the  Interests  as of the  Effective  Time is (and as of the  Closing  shall be)
"Marketable Title" as defined in Section 5.02 hereinbelow.

         5.02 Definition of Marketable  Title.  As used in this  Agreement,  the
              -------------------------------
term  "Marketable  Title" shall mean, as to each of the Interests  including the proved undeveloped locations and behind pipe intervals  specifically  identified on Exhibit "B", that the title acquired by Buyer:

              (a) Will  entitle  Buyer to receive  not less than the Net Revenue
Interests  set  forth  in  Exhibit  "B"  and a like  share  of all  hydrocarbons produced,  saved and marketed from the Interests  throughout the productive life of the Interests.

              (b) Will  obligate  Buyer to bear the  percentage of the costs and expenses related to the maintenance,  development and operation of the Interests not greater than the Working  Interests set forth on Exhibit "B"  throughout the productive life of the Interests.

              (c)  Is  free  and  clear  of  all  liens,   security   interests,
encumbrances, burdens and claims of any kind, except for Permitted Encumbrances.

         5.03 Definition  of  Permitted Encumbrances. As  used  herein, the term
              ------------------------------------
"Permitted Encumbrances" shall mean:

              (a)  Lessors'  royalties,   overriding   royalties,   reversionary
interests  and similar  burdens,  whether  recorded or  unrecorded,  that do not operate to reduce the Net Revenue Interests set forth in Exhibit "B".

              (b) Division orders and sales contracts terminable without penalty upon no more than thirty (30) days' notice to the purchaser.

              (c) Except as provided in Section 5.06 below,  preferential rights to purchase  and  required  third-party  consents  and similar  agreements  with respect to which waivers or consents are obtained under this Agreement  prior to the Closing  from the  appropriate  parties or the  appropriate  time period for asserting the right has expired prior to the Closing without an exercise of such right.

              (d)  Encumbrances  relating  to the  Interests  that  arise  under operating  agreements to secure payment of amounts not yet delinquent and are of a type and nature customary in the oil and gas industry.

              (e) Encumbrances  relating to the Interests  securing  payments to mechanics  and  materialmen  and  encumbrances  securing  payment  of  taxes  or assessments that are, in either case, not yet delinquent or, if delinquent,  are being  contested in good faith in the normal course of business and Seller shall have agreed to remain  responsible  therefor if such arose before the  Effective
Time.

              (f) All rights to consent by,  required  notices to, filings with, or  other  actions  by  governmental  entities  in  connection  with the sale or conveyance  of oil and gas leases or interests  therein if they are  customarily obtained subsequent to the sale or conveyance.

              (g)  Conventional  rights  of  reassignment  obligating  Seller to reassign  its  interest in any portion of the  Interests to a third party in the event it intends to release or abandon such Interests prior to the expiration of the primary term or other termination of such Interests.

              (h) Easements, rights of way, servitudes, permits, surface leases, surface use  restrictions  and other surface uses and impediments on, over or in respect  to any of the  Interests  that do not,  taken  as a  whole,  materially interfere with the operation, value or use of the Interests.

              (i)  All  rights  reserved  to  or  vested  in  any  governmental, statutory or public authority to control or regulate any of the Interests in any manner,  and all applicable  laws,  rules and orders of  governmental  authority provided  that  Seller's  ownership  or  operation  of the  Interests  is not in violation thereof.

              (j) The terms and  conditions of all Leases and all  agreements to which the Interests are subject  provided that such do not operate to reduce the
Net Revenue Interests attributable to the Interests.

              (k) Such Title  Defects  affecting  the  Interests  of which Buyer fails to  deliver  notice to Seller in writing as  provided  in Section  5.05(b)
below.

              (l) All  reversionary  interests  set  forth in  Schedule  5.03(l)
attached hereto.

         5.04  Definition of Title  Defect.  As used in this Article V, the term
               ---------------------------
Interests includes all items  specifically  identified on Exhibit B, and the use of the term  Interest  refers to any  single  item  specifically  identified  on
Exhibit B. As used in this  Agreement,  the term "Title  Defect"  shall mean any defect  which  renders  title to an  Interest,  as  herein  defined,  less  than
Marketable Title.

         5.05 Title Procedure.
              ---------------

              (a) As used herein, "Title Defect Amount" shall mean, with respect to any reduction of the Net Revenue Interest set forth on Exhibit "B" hereto, an amount  calculated by multiplying  the  percentage  reduction in the Net Revenue
Interest by the Allocated Value for such affected  Interests;  and, with respect to any Title  Defect that does not cause the Net Revenue  Interest  set forth on
Exhibit "B" to decrease or cause the Working  Interest  set forth on Exhibit "B"
to increase,  an amount  determined by  evaluating  the portion of the Interests affected by such Title  Defect,  the legal effect of the Title  Defect,  and the potential  economic  effect of the Title  Defect  over the life of the  affected
Interests. The Title Defect Amount as to any particular Interest, however, shall never  exceed the  Allocated  Value  therefor.  Furthermore,  in the event it is determined that the Net Revenue  Interests for any affected  Interest is greater
than  set  forth  on  Exhibit  "B"   hereto,   the   Purchase   Price  shall  be
proportionately  adjusted upward by multiplying  the percentage  increase in the
Net  Revenue  Interest  by the  Allocated  Value  for  such  affected  Interest.
Increases or decreases in the Working Interest without a corresponding  increase or decrease in the Net Revenue  Interest  shall be evaluated  by  rerunning  the economics used in determining the Allocated  Value for the affected  Interest to determine  the  impact  on the  Allocated  Value  for such  affected  Interests.
Notwithstanding any terms contained in this Agreement to the contrary,  no Title
Defect  shall be asserted by Buyer  unless the Title  Defect  Amount is at least
$15,000.00.  This  $15,000.00  threshold  shall  likewise  apply  to any  upward adjustment sought by Seller under this Section 5.05(a).

              (b) If Buyer  discovers any Title Defect,  Buyer shall give Seller notice of such Title  Defect no later  than ten (10) days  prior to the  Closing
Date. Such notice shall be in writing and shall include (i) a description of the
Title Defect and (ii) the Title Defect Amount therefor. Buyer shall be deemed to have  waived all Title  Defects to which  Buyer has not given  timely  notice to
Seller thereof.

              (c) Seller  shall  notify  Buyer in writing no later than five (5)
days before the Closing Date whether it elects to cure the alleged Title Defect.
If Seller has elected to cure the Title Defect,  then the  Interests  subject to the Title  Defect  shall not be assigned  at the  Closing  and Seller  shall use commercially reasonable efforts to cure such Title Defect during a period ending sixty (60) days after  Closing.  Upon the  completion  of the cure of such Title
Defect,  the affected Interest shall be assigned to Buyer and the Purchase Price reduction  which  occurred  with  respect to such Title  Defect shall be paid to
Seller.  Notwithstanding  the foregoing,  Seller shall be under no obligation to cure any Title Defect unless  Seller  otherwise  expressly  agrees in writing to cure such Title Defect.

              (d) With  respect to any Title  Defect that  Seller  elects not to cure or fails to cure within sixty days, Seller shall have the option to:

                  (i)  Exclude  the  Interest,  including  pipelines  and  other personal  property  necessary to operate the particular  Interest subject to the
Title  Defect,  in which  event  the  Purchase  Price  shall be  reduced  by the
Allocated Value of the excluded Interest; or

                  (ii) If Buyer and Seller so agree,  sell the Interest  subject to such Title  Defect to Buyer and the  Purchase  Price  shall be reduced by the
Title Defect Amount, or by such other amount as the parties shall agree.

              (e)  Notwithstanding  any terms contained in this Agreement to the contrary,  in the event the aggregate  adjustments  to the Purchase Price exceed twenty  percent (20%) of the Purchase  Price as a result of (i) the Title Defect
Amounts  and  (ii)  the  Environmental   Defect  Amounts,   excluding  exercised
preferential  rights to purchase,  either Seller or Buyer may elect to terminate this Agreement.

         5.06 Consents and Preferential Rights.
              --------------------------------

              (a) If any third  party  consent to the sale and  transfer  of the
Interests  is not  obtained  prior to the  Closing,  Buyer  shall not treat that portion of the Interests  subject to such consent  requirement as a Title Defect if such consent is  customarily  secured  after the Closing or such consent does not materially  affect the value of the affected  Interests if such consent were withheld.

              (b) If any of the Interests are subject to a preferential right to purchase,  Seller shall in a good faith,  prior to the Closing Date,  attempt to notify each third party which holds a  preferential  right to purchase  covering that portion of the Interests  subject  thereto.  If the notice period under any preferential  right to purchase has not expired prior to the Closing Date, Buyer shall nevertheless  purchase that portion of the Interests which may be affected by the exercise of such  preferential  right but the  Interests  subject to such unexpired  preferential  right shall not be treated as a Title Defect.  If after the  Closing  any  party  holding a  preferential  right to  purchase  elects to exercise same,  Buyer shall then  coordinate  with Seller in connection with the execution by such third party of a purchase and sale agreement  substantially in the form hereof.  Buyer shall be due any consideration  paid by such third party upon the exercise of such  preferential  right to purchase in exchange for Buyer delivering  such third party an  assignment  for that  portion of the  Interests affected by the exercise of such preferential right.

         5.07 Environmental Procedure.
              -----------------------

              (a)  Prior  to  the  Closing  Date,  Buyer  may  conduct  a  field inspection of the Interests and Buyer may further secure, at its sole risk, cost and expense, an environmental audit of all or any of the Interests. If obtained,
Buyer shall immediately furnish a copy of such environmental audit to Seller and the  contents of such  environmental  audit  shall  remain  confidential  unless required to be disclosed by any rule, order or governmental proceeding.

              (b) As used herein, "Environmental Defect" shall mean any material environmental  defect  relating to the Interests in the nature of  environmental pollution or contamination,  including  pollution of the soil or water,  whether surface or subsurface,  or the air, and which is a violation of environmental or land use laws,  rules,  regulations,  or orders of appropriate  state or federal regulatory agencies.

              (c) As used herein,  "Environmental  Defect Amount" means the cost
to  remediate  such   Environmental   Defect  in  accordance   with   applicable
environmental laws. Notwithstanding any terms contained in this Agreement to the contrary, no adjustment to the Purchase Price shall be made unless the aggregate sum of all such  Environmental  Defect  Amounts is more than Two  Hundred  Fifty
Thousand and No/100 Dollars ($250,000.00). This $250,000.00 sum is a deductible, and if this  sum is  exceeded,  the  Purchase  Price  shall be  adjusted  by the difference  between  the total  sum of these  defects  and the sum of  $250,000.
Notwithstanding  any terms  contained  in this  Agreement  to the  contrary,  no
Environmental  Defect shall be asserted by Buyer unless the Environmental Defect
Amount is at least $10,000.00.

              (d) If Buyer discovers any Environmental  Defect, Buyer shall give
Seller notice of such Environmental  Defect no later than ten (10) days prior to the  Closing  Date.  Such  notice  shall be in writing  and shall  include (i) a description of the Environmental Defect and (ii) the Environmental Defect Amount
therefor.  Except as otherwise  specifically provided in Section 8.03(d),  Buyer shall be deemed to have waived all Environmental  Defects to which Buyer has not given timely notice to Seller thereof.

              (e) Seller  shall  notify  Buyer in writing no later than five (5)
days before the Closing Date whether it elects to cure the alleged Environmental
Defect.  If  Seller  has  elected  to cure the  Environmental  Defect,  then the
Interest  subject  to the  Environmental  Defect  shall not be  assigned  at the
Closing  and  Seller  shall use  commercially  reasonable  efforts  to cure such
Environmental  Defect during a period ending one hundred eighty (180) days after
Closing.  Upon the  completion  of the cure of such  Environmental  Defect,  the affected  Interest shall be assigned to Buyer and the Purchase  Price  reduction which  occurred  with  respect  to such  Environmental  Defect  shall be paid to
Seller.  Notwithstanding  the foregoing,  Seller shall be under no obligation to cure any  Environmental  Defect  unless  Seller  otherwise  expressly  agrees in writing to cure such Environmental Defect.

              (f) With respect to any  Environmental  Defect that Seller  elects not to cure, Seller shall have the option to:

                  (i)  Exclude  the  Interest,  including  pipelines  and  other personal  property  necessary to operate the particular  Interest subject to the
Environmental  Defect, in which event the Purchase Price shall be reduced by the
Allocated Value of the excluded Interest; or

                  (ii) If Buyer and  Seller  shall so agree,  sell the  Interest subject to the  Environmental  Defect to Buyer and the  Purchase  Price shall be reduced by the  Environmental  Defect Amount or such other amount as the parties shall agree.

              (g)  Notwithstanding  any terms contained in this Agreement to the contrary,  in the event the aggregate  adjustments  to the Purchase Price exceed twenty percent (20%) of the Purchase Price as a result of (i) the  Environmental
Defect  Amounts  and  (ii)  the  Title  Defect  Amounts,   excluding   exercised
preferential  rights to purchase,  either Seller or Buyer may elect to terminate this Agreement.

         5.08 Casualty Loss. If, prior to the Closing, all or any portion of the
              -------------
Interests  shall be  destroyed or damaged by fire or other  casualty,  or if any portion of the Interests  shall be taken in  condemnation  or under the right of eminent  domain,  or if  proceedings  for  such  purposes  shall be  pending  or threatened  (collectively  "Casualty  Losses"),  except as provided below,  this
Agreement  shall  remain  in full  force  and  effect  notwithstanding  any such destruction  or taking,  and Seller  shall have the option to either (i) exclude the Interest  from this  transaction , including  pipelines  and other  personal property  necessary to operate the particular  Interest  subject to the Casualty
Loss, in which event the Purchase Price shall be reduced by the Allocated  Value of the excluded  Interest or (ii) at Closing,  convey the  affected  Interest to
Buyer and pay to Buyer all sums paid to Seller by reason of such  destruction or taking.  If Seller  elects not to exclude such  Interest,  Seller shall  assign, transfer and set over unto Buyer all of the right,  title and interest of Seller in and to any unpaid awards or other payments arising out of such destruction or taking  and the  Purchase  Price  shall be  reduced  by the  amount of  Seller's deductible under any applicable policy of insurance or other sums not covered by
Seller's insurance or any shortfall in the unpaid awards insofar as they pertain to payments arising out of the destruction or taking of the affected  Interests.
Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of such destruction or taking without first obtaining the written consent of Buyer.  Notwithstanding  the  foregoing,  in the  event  the  total  value of
Casualty Losses exceeds twenty percent (20%) of the Purchase Price, either Buyer or Seller may elect to terminate this Agreement.

         5.09 Exclusivity of Defect Process. The provisions of Sections 5.05 and
              -----------------------------
5.07 shall constitute Buyer's exclusive remedy for any Purchase Price adjustment for Title Defects or Environmental Defects (collectively "Defects"). Buyer shall give Seller notice of all such Defects in accordance with the terms of these two
Sections.  All  Defects of which Buyer  fails to notify  Seller  shall be deemed waived by Buyer.  If Buyer  identifies a Defect  pursuant to these two Sections, whether (a) Buyer elects not to assert the Defect,  (b) Buyer asserts the Defect and receives an adjustment to the Purchase Price or Seller cures the Defect,  or
(c) Buyer  waives the Defect,  such Defect shall not be the subject of any other claim for a Purchase Price  adjustment by Buyer against  Seller.  Further,  such
Defects shall not be asserted as the basis for any indemnity  under Article VIII hereof; provided however, nothing in this Section 5.09 shall preclude Buyer from seeking any indemnity to which it is entitled in accordance  with the provisions of either Sections 8.03(b) or 8.03(d) hereof to the extent that a matter covered by either of  Sections  8.03(b)  or  8.03(d) is  asserted  by a third  party and provided that Buyer first  discovers  such matter  following the date the notice for any such Defects is due.

         5.10  Hedging  Contracts.  Seller is a party to the  hedging  contracts
               ------------------
identified on Schedule  5.10.  It is the  understanding  and  assumption by both
Seller and Buyer that these  hedging  contracts  can and will be  assigned  from
Seller to Buyer at  Closing.  Inasmuch  as it is the intent of Seller that Buyer receive the economic consequences of these hedging contracts, if for some reason they are not  assignable,  Seller  agrees that it will  cooperate  with Buyer in attempting to cause the economic  consequences of all of these hedging contracts to pass  through  Seller to Buyer.  Further,  if this goal of allowing  Buyer to receive the economic  consequences of all of these hedging  contracts  cannot be accomplished,  then the parties agree that the Purchase Price will be reduced by the portion of the Allocated Value for the hedging contracts attributable to the hedging contracts for which Buyer will not receive the economic consequences.

         5.11 Plugging and Abandonment.  Upon Closing, Buyer shall assume all of
              ------------------------
Seller's plugging,  replugging,  abandonment,  removal, disposal and restoration obligations associated with the Wells acquired hereunder. Such obligations being assumed shall include,  but not be limited to, all necessary and proper plugging and  abandonment  and/or  removal  and  disposal  of all of the  Wells,  whether pre-existing  or drilled by Seller,  and all structures,  personal  property and equipment  located on or  associated  with the Leases,  the necessary and proper capping and burying of all associated  flowlines,  and any necessary disposal of naturally occurring radioactive material (NORM) or asbestos except those matters which are  asserted as  Environmental  Defects  and which  remain  uncured.  All plugging, replugging,  abandonment, removal, disposal and restoration operations shall be in compliance with applicable laws, rules and regulations and conducted in a good and workmanlike manner.

         5.12  Disclaimer  of  Warranties.   THE  EXPRESS   REPRESENTATIONS  AND
               --------------------------
WARRANTIES OF SELLER  CONTAINED IN THIS  AGREEMENT  (OR IN THE  ASSIGNMENT TO BE
EXECUTED  PURSUANT TO THIS AGREEMENT) ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER
REPRESENTATIONS AND WARRANTIES,  EXPRESS, IMPLIED,  STATUTORY, OR OTHERWISE, AND
SELLER  EXPRESSLY   DISCLAIMS  ANY  AND  ALL  SUCH  OTHER   REPRESENTATIONS  AND
WARRANTIES,  EXCEPT THAT SELLER WARRANTS TITLE TO THE INTERESTS BY, THROUGH, AND
UNDER  SELLER,  BUT NOT  OTHERWISE.  WITHOUT  LIMITATION OF THE  FOREGOING,  AND
SUBJECT TO THE  PROVISIONS OF THIS  AGREEMENT,  THE INTERESTS  SHALL BE CONVEYED
PURSUANT  HERETO  WITHOUT  ANY  WARRANTY  OR  REPRESENTATION,  WHETHER  EXPRESS,
IMPLIED,  STATUTORY, OR OTHERWISE RELATING TO THE CONDITION,  QUANTITY, QUALITY,
FITNESS  FOR A  PARTICULAR  PURPOSE,  CONFORMITY  TO THE  MODELS OR  SAMPLES  OF
MATERIALS,  OR  MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE,
AND  WITHOUT  ANY  OTHER  EXPRESS,  IMPLIED,  STATUTORY,  OR OTHER  WARRANTY  OR
REPRESENTATION  WHATSOEVER.  BUYER  SHALL HAVE  INSPECTED,  OR WAIVED  (AND UPON
CLOSING  SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT THE  INTERESTS FOR
ALL  PURPOSES  AND  SATISFIED  ITSELF  AS TO THEIR  PHYSICAL  AND  ENVIRONMENTAL
CONDITION,  BOTH  SURFACE  AND  SUBSURFACE,   INCLUDING,  BUT  NOT  LIMITED  TO,
CONDITIONS  SPECIFICALLY  RELATED  TO THE  PRESENCE,  RELEASE,  OR  DISPOSAL  OF
HAZARDOUS  SUBSTANCES,  SOLID  WASTES,  ASBESTOS  OR  OTHER  MANMADE  FIBERS  OR
NATURALLY  OCCURRING  RADIOACTIVE  MATERIALS  ("NORM")  IN,  ON,  OR  UNDER  THE
INTERESTS. BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE INTERESTS, AND
BUYER SHALL, EXCEPT AS PROVIDED OTHERWISE HEREIN, ACCEPT ALL OF THE SAME "AS IS,
WHERE IS".  WITHOUT  LIMITATION  OF THE  FOREGOING,  AND  SUBJECT TO THE EXPRESS
PROVISIONS  OF THIS  AGREEMENT,  SELLER  MAKES NO  WARRANTY  OR  REPRESENTATION,
EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF
ANY  DATA,  REPORTS,  RECORDS,  PROJECTIONS,   INFORMATION,  OR  MATERIALS  NOW,
HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH
THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, PRICING ASSUMPTIONS OR QUALITY OR
QUANTITY OF HYDROCARBON  RESERVES (IF ANY)  ATTRIBUTABLE TO THE INTERESTS OR THE
ABILITY  OR  POTENTIAL  OF  THE  INTERESTS  TO  PRODUCE   HYDROCARBONS   OR  THE
ENVIRONMENTAL  CONDITION OF THE  INTERESTS OR ANY OTHER  MATERIALS  FURNISHED OR
MADE  AVAILABLE TO BUYER BY SELLER,  OR BY SELLER'S  AGENTS OR  REPRESENTATIVES.
SUBJECT TO THE  EXPRESS  PROVISIONS  OF THIS  AGREEMENT,  ANY AND ALL SUCH DATA,
RECORDS,  REPORTS,  PROJECTIONS,  INFORMATION,  AND OTHER MATERIALS  (WRITTEN OR
ORAL)  FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE
PROVIDED  TO BUYER AS A  CONVENIENCE  AND SHALL  NOT  CREATE OR GIVE RISE TO ANY
LIABILITY OF OR AGAINST SELLER,  AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE
AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

                                   Article VI
                                   ----------

                              CONDITIONS TO CLOSING
                              ---------------------

         6.01 Conditions to Obligations of Seller.  The obligations of Seller to
              -----------------------------------
consummate the  transactions  contemplated  by this Agreement are subject to the satisfaction,  or waiver by Seller,  of the condition that all  representations, warranties and covenants of Buyer  contained in this Agreement  shall be true in all material  respects at and as of the Closing as if such  representations  and warranties  were made at and as of the Closing,  and Buyer shall have  performed and  satisfied all covenants  and  agreements  required by this  Agreement to be performed and satisfied by Buyer at or prior to the Closing.  St. Mary and Buyer shall provide to Seller  certificates  signed by an  appropriate  officer of St.
Mary and Buyer certifying that all representations,  warranties and covenants of
St.  Mary and of Buyer are true and  correct as of the date of  Closing  and all conditions to which Closing is subject have been satisfied or waived.

         6.02  Conditions to Obligations of Buyer.  The  obligations of Buyer to
               ----------------------------------
consummate the  transactions  contemplated  by this Agreement are subject to the satisfaction,  or waiver by Buyer,  of the condition  that all  representations, warranties and covenants of Seller  contained in this Agreement shall be true in all material  respects at and as of the Closing as if such  representations  and warranties  were made at and as of the Closing,  and Seller shall have performed and  satisfied all covenants  and  agreements  required by this  Agreement to be performed  and  satisfied  by Seller at or prior to the Closing.  The  foregoing condition shall not apply to any representation or warranty breach to the extent that it has resulted in an adjustment  of the Purchase  Price or an exclusion of any Interest from this transaction.  Seller,  and each of them, shall provide to
St. Mary and Buyer certificates  signed by an appropriate  officer of each party
constituting  Seller  certifying  that  all   representations,   warranties  and
covenants  of Seller  are true and  correct  as of the date of  Closing  and all conditions  to which Closing is subject have been  satisfied or waived.  Buyer's obligations to consummate the  transactions  contemplated  by this Agreement are also subject to Flying J Inc.'s execution at Closing of the Indemnity  Guarantee on the form attached hereto as Exhibit J.

                                   Article VII
                                   -----------

                                     CLOSING
                                     -------

         7.01  Date  of  Closing.  Subject  to the  conditions  stated  in  this
               -----------------
Agreement,  the consummation of the transactions  contemplated by this Agreement
(the  "Closing")  shall be held on January  29,  2003,  at 10:00  a.m.,  or such earlier date as the parties shall agree in writing.  Said date shall be referred to as the "Closing Date".  Notwithstanding the foregoing, if with its good faith best efforts to obtain the credit facility Buyer is currently  negotiating  with
Wachovia Securities,  Inc., Buyer is unable to fund by the Closing Date the loan evidenced by the Note with the funds from this credit facility,  Buyer may delay the Closing to a date on or before  February 15, 2003, by giving  written notice to Seller prior to the Closing Date.  Notwithstanding the foregoing, if with its good faith best efforts  Seller is unable to satisfy the  conditions  to closing referenced in Section 6.02,  Seller may delay the Closing to a date on or before
February 15, 2003, by giving written notice to Buyer prior to the Closing Date.

         7.02 Place of  Closing. The Closing  shall  be held  at the  offices of
              ----------------
Seller, or at such other place as Buyer and Seller may agree upon in writing.

         7.03 Closing  Obligations. At the  Closing, the  following events shall
              -------------------
occur, each being a condition precedent to the  others and each being  deemed to have occurred simultaneously with the others:

              (a) Seller shall execute,  acknowledge  and deliver (in sufficient counterparts  to facilitate  recording) the  Assignment,  Conveyance and Bill of
Sale  ("Assignment")  conveying the Interests to Buyer in substantially the form attached as Exhibit "C"  hereto.  As  appropriate,  Seller  shall also  execute, acknowledge  and deliver  separate  assignments  of the  Interests on officially approved forms, in sufficient counterparts,  to satisfy applicable statutory and regulatory  requirements.  In addition to the  Assignment,  Seller and Buyer, as appropriate  shall  execute  the  Nonrecourse  Secured  Promissory  Note in form attached  hereto as Exhibit D (the  "Note"),  the Stock Pledge  Agreement in the
form attached hereto as Exhibit E, the Registration Rights Agreement in the form attached  hereto as Exhibit  F, the Put and Call  Option  Agreement  in the form attached  hereto as  Exhibit  G, the  Standstill  Agreement  attached  hereto as
Exhibit H and the Share  Transfer  Restriction  Agreement  in the form  attached hereto as Exhibit I. With respect to the Note,  notwithstanding  that the stated
principal amount of the Note in Exhibit D is $72,000,000,  if the Purchase Price
as adjusted by the application of Article V is more or less than the $85,000,000 set forth in Section 2.01,  the  principal  amount of the Note set forth therein and in the Stock  Pledge  Agreement in Exhibit E shall be adjusted to be 84.7059 percent of the adjusted  Purchase Price.  For example,  if the Purchase Price as adjusted is $80,000,000,  the principal  amount of the Note shall be $67,764,720 and if the Purchase Price as adjusted is  $90,000,000,  the principal  amount of the  Note  shall be  $76,235,310.  If the  Purchase  Price  as  adjusted  by the application  of  Article  V is more or less  than the  $85,000,000  set forth in
Section 2.01, the principal amount of the Put Payment Price set forth in the Put and Call Option  Agreement in Exhibit G shall be adjusted to equal the principal amount  of the Note  (and  increased  as set  forth  in the Put and Call  Option
Agreement)  and the Call Payment  Price set forth  therein  shall be adjusted so that it is 115.2941 percent of such adjusted Purchase Price.

              (b) Seller and Buyer shall  execute a  settlement  statement  (the
"Preliminary  Settlement Statement") prepared by Seller that shall set forth the
Preliminary  Amount  (as  hereinafter  defined)  and  each  adjustment  and  the calculation  of such  adjustments  used  to  determine  such  amount.  The  term
"Preliminary  Amount"  shall mean the amount of money  determined as provided in
Section 2.02 using for such  adjustments  the best  information  then available.
After these amounts are  determined in accordance  with Section 2.02, and netted against one another, the party owing money to the other shall at the Closing pay the amount owed by wire transfer in readily  available  U.S. funds to an account as directed by the party to whom the monies are due. Any  disagreement as to the
Preliminary Settlement Statement shall be resolved pursuant to the provisions of
Section 8.01.

              (c) Buyer shall deliver to Seller the number of shares of St. Mary
Stock  corresponding  to this Purchase  Price as adjusted by the  application of
Article V based  upon one  share of St.  Mary  Stock for each $25 of  adjustment
(rounded to the nearest $25 increment)  and Seller shall  redeliver the St. Mary
Stock to Buyer pursuant to the terms of the Stock Pledge Agreement.

              (d) Seller  shall  deliver to Buyer  exclusive  possession  of the
Interests.

              (e) Seller  shall  prepare  and both it and Buyer  shall  execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment of proceeds  attributable to production from the Interests after the Effective Time to Buyer.

              (f) Seller  shall  deliver to Buyer the  original  Records.  Buyer agrees to furnish  Seller at Seller's  cost after the Closing with a copy of any of the Records upon written request by Seller.

              (g) If Seller is the operator of any of the Interests,  Seller and
Buyer  shall  execute  the  appropriate  regulatory  forms  prepared  by  Seller transferring  operatorship  of the Interests to Buyer and Seller shall file such forms subject to the provisions of Article X hereinbelow.

              (h) Seller shall  transfer to Buyer all proceeds  from  production attributable  to the  Interests  which are  currently  held in suspense  for any reason. Buyer shall be responsible for proper distribution of all such suspended proceeds to the parties lawfully entitled to them.

              (i) Seller shall provide all reasonable assistance to Buyer in its efforts to become Seller's successor operator with respect to the Interests.

                                  Article VIII
                                  ------------

                            OBLIGATIONS AFTER CLOSING
                            -------------------------

         8.01  Post-Closing  Adjustments.  After the  Closing,  Seller and Buyer
               -------------------------
shall make available to each other all accounting  records  necessary for Seller to prepare  within 120 days of Closing,  in accordance  with this  Agreement,  a statement (the "Final  Settlement  Statement")  setting forth each adjustment or payment  which was not  finally  determined  as of the  Closing  and showing the calculation of such  adjustments.  As soon as  practicable  after receipt of the
Final  Settlement  Statement,  Buyer  shall  deliver to Seller a written  report containing  any  changes  which Buyer  proposes be made to the Final  Settlement
Statement.  The parties shall undertake to agree with respect to the amounts due pursuant to such  post-closing  adjustment no later than one hundred fifty (150)
days after the Closing.  If such post-closing  adjustment has not been agreed to within one hundred fifty (150) days after the Closing,  either party may seek to enforce any rights it claims  hereunder.  The date upon which such  agreement is reached or upon which these adjustments are established, shall be referred to as the "Final Settlement Date." The net sums due shall be referred to herein as the
"Final Settlement  Amount." In the event that (i) the Final Settlement Amount is more than the Preliminary  Amount,  Buyer shall deliver to Seller or to Seller's account by wire transfer the amount of such difference in readily available U.S.
funds as directed by Seller,  or (ii) the Final  Settlement  Amount is less than the Preliminary Amount, Seller shall deliver to Buyer's account by wire transfer the amount of such  difference in readily  available  U.S.  funds as directed by
Buyer.  The payment required hereby shall be made within five (5) days after the
Final Settlement Date. To the extent not accounted for in the computation of the
Final Settlement Amount, all uncollected accounts receivable attributable to the
Interests accruing on or after the Effective Time shall be assigned to Buyer.

         8.02 Sales Taxes  and Recording Fees. Buyer  shall pay all  sales taxes
              ------------------------------
occasioned by the sale of the Interests. Buyer shall pay all documentary, filing and recording fees  required in connection with  the filing and recording of all assignments.

         8.03  Indemnification.  After  the  Closing,  Buyer  and  Seller  shall
               ---------------
indemnify each other as follows:

              (a)  Including  any  "Environmental  Claim" as  defined in Section
8.03(c)  hereinbelow,  Buyer shall defend,  indemnify and save and hold harmless
Seller against any and all costs, expenses, claims, demands and causes of action of whatsoever  kind or character,  including  court costs and  attorneys'  fees, arising out of any operations conducted,  commitment made or any action taken or omitted  with respect to the  Interests,  which accrue or relate to times on and after the Effective Time, subject to the provisions of Article X.

              (b)  Excluding  any  "Environmental  Claim" as  defined in Section
8.03(c) hereinbelow,  Seller shall defend,  indemnify and save and hold harmless
Buyer against any and all costs, expenses,  claims, demands and causes of action of whatsoever  kind or character,  including  court costs and  attorneys'  fees, arising out of any operations conducted,  commitment made or any action taken or omitted with respect to the Interests,  which accrue or relate to times prior to the  Effective  Time and of which  Seller has been timely  notified  pursuant to
Section 8.06.

              (c)  Notwithstanding  any terms contained in Sections  8.03(a) and
(b) above,  but in furtherance of same, and subject to the provisions of Article
X, Buyer expressly agrees to assume all liabilities and obligations  arising out of or related to, and to fully and promptly pay, perform and discharge,  defend, indemnify and hold Seller harmless from and against any and all costs, expenses, claims, demands and causes of action of whatsoever kind or character,  including court costs and attorneys'  fees,  resulting from any  "Environmental  Claim" as hereinafter defined arising out of any operations conducted,  commitment made or any action taken or omitted at any time,  whether  accruing or relating to times prior to or after  the  Effective  Time,  with  respect  to the  Interests.  For purposes of this paragraph "Environmental Claim" shall mean any claim, demand or cause of action asserted by any governmental  agency or any person,  corporation or other  entity for personal  injury  (including  sickness,  disease or death), property  damage or damage to the  environment  resulting  from the discharge or release  of  any  chemical,  material  or  emission  into  one  or  more  of the environmental media at or in the vicinity of the Interests.

              (d)  Notwithstanding  the provisions of Section 8.03(c),  if after the Closing, but in no event later than one (1) year after the Closing Date, any third party other than Buyer asserts an Environmental Claim arising from an act, omission or other  event  which  occurred  prior to the  Effective  Time and the out-of-pocket cost of resolving such Environmental Claim,  including the cost to remediate in accordance with applicable  environmental laws, or damages incurred with respect thereto,  exceeds $35,000.00 net to Seller's interest (individually
a  "Retained   Environmental   Liability"   and   collectively   the   "Retained
Environmental  Liabilities"),  Buyer may notify Seller in writing to assume such
Environmental  Claim  relating to such  Retained  Environmental  Liabilities  in accordance  with the terms of this Section  8.03(d).  Such written  notice shall describe the details known to Buyer of the Environmental  Claim relating to such
Retained Environmental  Liability and Buyer shall concurrently furnish to Seller all  information  available to Buyer relating to such  Environmental  Claim.  If
Buyer timely notifies Seller of such Environmental  Claim relating to a Retained
Environmental Liability on or before one (1) year after the Closing Date, Seller shall retain the risk,  cost,  expense and  liability  related to such  Retained
Environmental  Liability.  If Buyer  fails to notify  Seller in  writing  of any
Environmental  Claim within the 1 year period  following the Closing Date, Buyer shall have waived and forfeited  Buyer's  right to require  Seller to retain the risk, cost,  expense and/ or liability  relating to such Retained  Environmental
Liability.  It is agreed that Seller and Buyer will cooperate with each other in connection  with the disposition of the Retained  Environmental  Liability which may require either (i) remediation, (ii) reacquisition of the affected Interests by Seller  (taking into  consideration  the  Allocated  Value  therefor less net profits owed or received by Buyer and the value added by subsequent  development or  operations),  or (iii) such  other  disposition  as Seller  and Buyer  shall mutually agree.  Notwithstanding  the foregoing,  if the parties cannot agree on the  disposition  of or the cost to remediate  or  otherwise  resolve a Retained
Environmental  Liability,  the affected  Interest shall be reacquired by Seller.
Notwithstanding  the  provisions of this Section  8.03(d),  Seller shall have no obligation  under  this  section  unless  the  aggregate  value of all  Retained
Environmental Liabilities exceeds $500,000.00,  which amount is a threshold, not a  deductible,  and if such  threshold is  exceeded,  the  indemnity  obligation provided in this Section 8.03(d) shall be from the first dollar.

              (e)  THE  INDEMNIFICATION,   RELEASE  AND  ASSUMPTION   PROVISIONS
PROVIDED FOR IN THIS  AGREEMENT  SHALL BE APPLICABLE  WHETHER OR NOT THE LOSSES,
COSTS,  EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS,
ACTIVE,  PASSIVE OR  CONCURRENT  NEGLIGENCE,  OR OTHER FAULT OF ANY  INDEMNIFIED
PARTY.  BUYER AND  SELLER  ACKNOWLEDGE  THAT THIS  STATEMENT  COMPLIES  WITH THE
EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

         8.04 Further  Assurances.  Seller and Buyer shall execute,  acknowledge
              -------------------
and deliver or cause to be executed, acknowledged and delivered such instruments and take such other  action as may be  necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto.

         8.05 Survival. The representations,  warranties,  covenants, agreements
              --------
and  indemnities  contained  in this  Agreement  shall  terminate at the Closing except for the provisions of Section  3.01(t),  Section  3.02(g),  Section 5.09,
Section 5.10 and all of Articles VIII., X. and XI.

         8.06 Limitation on Seller's Liability. After the Closing, any assertion
              --------------------------------
by Buyer that Seller is liable under this  Agreement  (i) for the  inaccuracy of any  surviving  representation  or  warranty,  (ii) for breach of any  surviving covenant,  (iii) for any surviving  indemnity  under the terms of this Agreement other than under  Section  8.03(d),  or (iv)  otherwise in  connection  with the transactions  contemplated in this  Agreement,  must be made by Buyer in writing and must be given to Seller on or prior to the first  business day following the first anniversary of the Closing Date. The notice shall state the facts known to
Buyer  that give rise to such  notice in  sufficient  detail to allow  Seller to evaluate the assertion of Buyer.

         8.07 Transaction Not to Constitute a  Reorganization  for Tax Purposes.
              -----------------------------------------------------------------
Buyer  and  Seller  do not  intend  that the  transaction  contemplated  by this
Agreement qualify as a tax-free reorganization.  Consequently,  Buyer and Seller agree to report this transaction on all applicable  federal and state income tax returns  as a  taxable  purchase  and  sale of  assets.  Seller  represents  and warrants,  and covenants  that neither party  constituting  Seller intend to and neither  will  distribute  the St.  Mary Stock  they  receive  pursuant  to this transaction  for at least one calendar  year after  Closing,  and these  parties further represent that they have no present plan to make such distribution.  The parties  constituting  Seller  recognize  that the shares of St. Mary Stock they will receive in the course of this  transaction will be restricted in the manner set forth in the Share Transfer Restriction Agreement attached hereto as Exhibit
I, and Seller agrees to be bound by these restrictions.

                                   Article IX
                                   ----------

                            TERMINATION OF AGREEMENT
                            ------------------------

         9.01 Termination.  This Agreement  and  the  transactions  contemplated
              -----------
hereby may be terminated in the following instances:

              (a) By Buyer if any  condition  set forth in  Section  6.02  above shall not be satisfied on or before the Closing,  or Buyer  otherwise  elects to terminate this Agreement  pursuant to Sections 5.05(e),  5.07(g) or 5.08 of this
Agreement.

              (b) By Seller if any  condition  set forth in  Section  6.01 above shall not be  satisfied on or before the Closing or Seller  otherwise  elects to terminate this Agreement  pursuant to Sections 5.05(e),  5.07(g) or 5.08 of this
Agreement.

              (c) By the mutual written agreement of Buyer and Seller.

         9.02 Return  of  Information. If  this Agreement  is terminated,  Buyer
              ---------------------
shall return to Seller all information and material delivered to Buyer by Seller pursuant to the terms of this Agreement  or pursuant to other agreements between
Buyer and Seller.

         9.03 Liquidated  Damages.  Subject to the delay of Closing provision of
              -------------------
Section  7.01,  if Seller is ready,  willing  and able to close the  transaction contemplated  by this  Agreement in  compliance  herewith and is not in material breach of this Agreement and Buyer is not otherwise entitled to avoid Closing by operation of Sections  5.05(e),  5.07(g),  5.08 or 6.02, but Buyer  nevertheless elects  for  any  reason  not to  close  the  transaction  contemplated  by this
Agreement,  then Seller shall be entitled to liquidated damages in the amount of
$5,000,000 which shall be immediately due and payable in readily available funds from Buyer.  Subject to the delay of Closing provision of Section 7.01, if Buyer is  ready,  willing  and  able to close  the  transaction  contemplated  by this
Agreement in compliance herewith and is not in material breach of this Agreement and Seller is not  otherwise  entitled to avoid Closing by operation of Sections
5.05(e),  5.07(g),  5.08 or 6.01, but Seller  nevertheless elects for any reason not to close the transaction contemplated by this Agreement, then Buyer shall be entitled  to  liquidated  damages in the  amount of  $5,000,000  which  shall be immediately due and payable in readily  available  funds from Seller.  Buyer and
Seller  acknowledge that each of them will have incurred  significant  costs and will have invested significant time and resources  investigating and negotiating this  Agreement  and each agrees that the specific  damages  provided for herein constitute  reasonable  liquidated damages in light of the anticipated or actual harm to Buyer or Seller that would be caused by a failure of this transaction to close for the  reasons  provided  for in this  Section  9.03.  Buyer and  Seller further agree that actual damages would be extremely difficult if not impossible to ascertain with precision,  and therefore,  both of these parties agree to the use of this liquidated  damage  provision  which shall  constitute the exclusive remedy for a failure of this  transaction to close for the reasons  provided for in this Section 9.03.

                                   Article X
                                   ---------

                               INTERIM OPERATIONS
                               ------------------

         If Seller is the operator of the Interests, Seller shall continue to operate the Interests during the period between the Effective Time and 7:00 a.m.
on the first day of the month following the Closing Date (the "Interim Period"), but Seller shall not have any obligation to operate the Interests after the
Interim Period. Seller shall operate the Interests during the Interim Period in a prudent manner consistent with generally accepted industry practices and standards, applicable laws and regulations, and all applicable lease and other agreement terms, but shall not be liable to Buyer except for gross negligence or willful misconduct. Seller shall be entitled (i) to charge Buyer the COPAS overhead rates under existing operating agreements, or where none exist, a rate of $500.00 per well per month during the Interim Period proportionately reduced to the affected Interests and (ii) to retain any overhead fees owing or paid by any third party non-operators attributable to the operations during the Interim
Period. Seller makes no representation or warranty that Buyer will become operator of any portion of the Interests, as that matter is controlled by the applicable operating agreements and governmental regulatory requirements.

                                   Article XI
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         11.01  Expenses.  Except as  otherwise  specifically  provided  in this
                --------
Agreement,  all fees,  costs and expenses  (including  investment  banking fees)
incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same,  including  without  limitation,  legal and accounting fees, costs and expenses.

         11.02  Notices.  All notices and  communications  required or permitted
                -------
under this Agreement  shall be in writing and shall be effective when receive by mail, telecopy or hand delivery as follows:

                  If to Seller:
                  ------------

                           Flying J Oil & Gas Inc. and Big West Oil &
                           Gas Inc.
                           333 West Center Street
                           North Salt Lake, Utah 84054-2805
                           Attn:  Mr. Chris J. Malan, Manager of Lands, General
                                  Counsel
                           Telephone:  801-296-7700
                           Telecopy:  _801-296-7888

                           With a copy to:

                           Flying J Inc.
                           1104 Country Hills Drive
                           Ogden, Utah 84403
                           Attn:  Mr. Barre Burgon, General Counsel
                           Telephone:  801-624-1402
                           Telecopy:  801-624-1263

                  If to Buyer:
                  -----------

                           NPC Inc.
                           550 N. 31st Street, Suite 500
                           Billings, Montana 59101
                           Attn: Mr. Ron Santi, Vice President - Land
                           Telephone: 406-245-6248
                           Telecopy: 406-245-9106

                           With a copy to:

                           St. Mary Land & Exploration Company
                           1776 Lincoln St., Suite  700
                           Denver, Colorado 80203
                           Attn: Milam Randolph Pharo, Vice President, Land
                                 & Legal
                           Telephone: 303-863-4313
                           Telecopy:  303-863-1040

Either party may, by written notice so delivered to the other, change the address to which notice shall thereafter be made.

          11.03 Amendment. This Agreement may not be altered or amended, nor any
                ---------
rights  hereunder be waived,  except by an instrument in writing executed by the party or parties to be charged with such  amendment or waiver.  No waiver of any term,  provision or condition of this  Agreement,  in any one or more instances, shall be deemed to be, or construed  as, a further or  continuing  waiver of any other term, provision or condition of this Agreement.

          11.04  Assignment.  No party to this  Agreement may assign or delegate
                 ----------
any portion of its duties or obligations  under this Agreement without the prior written consent of all the other parties, which consent will not be unreasonably withheld.

          11.05  Announcements.  Seller and Buyer shall  consult with each other
                 -------------
with  regard  to all press  releases  and other  announcements  concerning  this
Agreement or the transaction  contemplated hereby and, except as may be required by applicable laws or regulations of any governmental agency,  neither Buyer nor
Seller shall issue any such press release or make any other announcement without the prior written consent of the other party.

          11.06 Generality of Provisions. The specificity of any representation,
                ------------------------
warranty,  covenant,  agreement  or  indemnity  included  or  provided  in  this
Agreement,  or  in  any  exhibit,  document,  certificate  or  other  instrument delivered  pursuant  hereto,  shall in no way limit the  generality of any other representation,  warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any exhibit, document,  certificate or other instrument delivered pursuant hereto.

          11.07  Headings.  The  headings of the  articles  and sections of this
                 --------
Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

          11.08 Counterparts.  This Agreement may be executed by St. Mary, Buyer
                ------------
and Seller in any number of  counterparts  and shall be binding  upon each party executing same whether or not executed by all parties.  Each of the counterparts shall  be  deemed  an  original  instrument,  but all of  which  together  shall constitute but one and the same instrument.

          11.09 References.  References made in this Agreement, including use of
                ----------
a pronoun,  shall be deemed to include where  applicable,  masculine,  feminine, singular or plural, individuals,  partnerships or corporations.  As used in this
Agreement,  "person" shall mean any natural  person,  corporation,  partnership, trust,  estate or other  entity.  As used in this  Agreement,  "affiliate"  of a person shall mean any partnership, joint venture, corporation or other entity in which such person has an  interest or which  controls,  is  controlled  by or is under common control of such person.

         11.10 Governing Law. This  Agreement, and the transactions contemplated
               -------------
hereby, shall be construed in accordance with, and governed  by, the laws of the
State of Utah.

          11.11 Entire Agreement. This Agreement (including the exhibits hereto)
                ----------------
constitutes  the entire  understanding  between the parties  with respect to the subject matter hereof and supersedes all  negotiations,  prior  discussions  and prior agreements and understandings relating to such subject matter. No material representation, warranty, covenant, agreement, promise, inducement or statement, whether oral or written, has been made by Seller or Buyer and relied upon by the other that is not set forth in this Agreement or in the instruments  referred to herein, and neither Seller nor Buyer shall be bound by or liable for any alleged representation,  warranty, covenant, agreement, promise, inducement or statement not so set forth.

          11.12  Severability.  If any term or provision of this Agreement shall
                 ------------
be determined to be illegal or unenforceable,  all other terms and provisions of this Agreement shall nevertheless  remain effective and shall be enforced to the fullest extent permitted by applicable law.

          11.13 Parties in Interest.  This Agreement  shall be binding upon, and
                -------------------
shall  inure  to the  benefit  of,  the  parties  hereto  and  their  respective successors  and,  subject to the provisions of Section 11.04,  assigns.  Nothing contained in this Agreement,  express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

         EXECUTED as of the date first above mentioned.

SELLER:

         FLYING J OIL & GAS INC.            BIG WEST OIL & GAS INC.

         By:/s/ JOHN R. SCALES                  By:/s/ JOHN R. SCALES
            ------------------------               ----------------------------
            John R. Scales                         John R. Scales
            President                              President

BUYER:                                          ST. MARY:

         NPC INC.                               ST. MARY LAND & EXPLORATION
                                                COMPANY

         By:/s/ RONALD D. SANTI                 By:/s/ MILAM RANDOLPH PHARO
            ------------------------               ----------------------------
            Ronald D. Santi                        Milam Randolph Pharo
            Vice President - Land                  Vice President - Land &
                                                   Legal